AMENDMENT NO. 1 TO employment agreement

THIS AMENDMENT No. 1 (this “Amendment”) to the Employment Agreement (as defined below) is executed as of May 29, 2012 by and between ZST Digital Networks, Inc., a Delaware corporation (the “Company”), and Bo Zhong (the “Employee”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Employment Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Employee are parties to that certain Employment Agreement dated as of December 13, 2010 (the “Employment Agreement”);

WHEREAS, the Company and the Employee wish to amend the Employment Agreement as set forth in this Amendment;

NOW, THEREFORE, for mutual consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendment to the Employment Agreement

1.1.     Section 3.1 of the Employment Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“Section 3.1 Base Salary. For all of the services to be rendered by the Employee hereunder, the Company shall pay to the Employee an annual base salary of RMB 2,400,000 (“Base Salary”), effective retroactive to January 1, 2012. Any Base Salary payable hereunder shall be paid in accordance with the Company’s regular payroll practices, as in effect from time to time, and shall be subject to standard payroll deductions and withholdings as required by applicable law.”

1.2.     A new Section 3.8 is hereby inserted and shall read:

“Section 3.8 Performance Bonus. On each anniversary of the Effective Date, the Employee is eligible for performance bonus payable in cash as determined by the Company’s Compensation Committee and the Board of Directors.”

2.	Agreement Otherwise Unchanged

Except as herein provided, the Employment Agreement shall remain unchanged and in full force and effect.

3.	Governing Law

This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

4.	Entire Agreement

This Amendment along with the Employment Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

5.	Counterparts.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date herein above first written.

zst digital networks, Inc. By: /s Henry Ngan Name: Henry Ngan Title: Chief Financial Officer

EMPLOYEE Name: Bo Zhong Signature: /s/ Bo Zhong

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